Exhibit 11

                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.

                                              Nine Months Ended September 30,
                                            ------------------------------------
Earnings (loss) Per Common Share                 2000                 1999

     Basic                                       $0.39               $(0.40)

     Average Shares Outstanding                2,062,474            2,062,474

     Diluted                                     $0.39               $(0.40)

     Average Shares Outstanding                2,062,474            2,062,474



                                              Three Months Ended September 30,
                                            ------------------------------------
Earnings (loss) Per Common Share                 2000                 1999

      Basic                                      $0.19               $(0.08)

      Average Shares Outstanding               2,062,474            2,062,474

      Diluted                                    $0.19               $(0.08)

      Average Shares Outstanding               2,062,474            2,062,474